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                                                                    Exhibit 23.5

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement on Form S-8 of Renaissance Worldwide, Inc. (formerly known as The Registry, Inc.) of our report dated February 28, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the accounting for an acquisition as a pooling-of-interests) on the consolidated financial statements of Renaissance Solutions, Inc. appearing in Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Renaissance Solutions, Inc. for the year ended December 31, 1996, which report was incorporated by reference in the registration statement on Form S-4 of The Registry, Inc. (File No. 333-29755), which registration statement was incorporated by reference into the Current Report on Form 8-K filed on August 12, 1997, which Current Report is incorporated by reference into this registration statement on Form S-8.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Boston, Massachusetts
January 14, 1998